Exhibit 8.1

The following is a list of subsidiaries of CEMEX, S.A.B. de C.V. as of December 31, 2019, including the name of each subsidiary and its country of incorporation.

1	CEMEX Operaciones México, S.A. de C.V.	Mexico
2	CEMEX Energía S.A.P.I. de C.V.	Mexico
3	TEG Energía, S.A. de C.V.	Mexico
4	Servicios Profesionales Cemex, S.A. de C.V.	Mexico
5	Sinergia Deportiva, S.A. de C.V.	Mexico
6	Inmobiliaria Ferri, S.A. de C.V.	Mexico
7	Pro Ambiente, S.A. de C.V.	Mexico
8	Servicios Para La Autoconstrucción, S.A. de C.V.	Mexico
9	CEMEX Concretos, S.A. de C.V.	Mexico
10	CEMEX Internacional, S.A. de C.V.	Mexico
11	Comercializadora Construrama, S.A. de C.V.	Mexico
12	Proveedora Mexicana de Materiales, S.A. de C.V.	Mexico
13	Mercis, S.A. de C.V.	Mexico
14	Construrama Supply, S.A. de C.V.	Mexico
15	CEMEX Transporte, S.A. de C.V.	Mexico
16	Servicios Promexma, S.A. de C.V.	Mexico
17	BIM Infraestructura, S.A. de C.V.	Mexico
18	CEMEX Vivienda, S.A. de C.V.	Mexico
19	New Sunward Holding B.V.	The Netherlands
20	RMC Holdings B.V.	The Netherlands
21	CEMEX Ventures B.V.	The Netherlands
22	APO Cement Corporation	Philippines
23	CEMEX Holdings Philippines, Inc.	Philippines
24	Solid Cement Corporation	Philippines
25	CEMEX Asia Holdings Ltd.	Singapore
26	CEMEX Construction Materials Pacific LLC	USA
27	CEMEX International Trading LLC	USA
28	CEMEX Materials LLC	USA
29	CEMEX Construction Materials Florida LLC	USA
30	CEMEX, Inc.	USA
31	CEMEX Finance LLC	USA
32	CEMEX Corp.	USA
33	Transenergy, Inc.	USA
34	CEMEX Holdings, Inc.	USA
35	Sunbelt Investments Inc.	USA
36	CEMEX Global Sourcing, Inc.	USA
37	CEMEX Admix USA, LLC	USA
38	CEMEX Construction Materials South LLC	USA
39	CEMEX Construction Materials Atlantic LLC
40	CEMEX Cement of Louisiana, Inc.	USA
41	RMC Pacific Materials, LLC	USA
42	Cement Transit Company	USA
43	CEMEX Nevada LLC	USA

44	New Line Transport LLC	USA
45	CEMEX Construction Materials Houston LLC	USA
46	CEMEX Leasing LLC	USA
47	Readymix Materials Holdings LLC	USA
48	Twin Mountain Rock Company	USA
49	Guernsey Stone Co.	USA
50	Western Equipment Company	USA
51	CEMEX Steel Framing, Inc.	USA
52	CEMEX AM Holdings LLC	USA
53	CEMEX Caribbean LLC	USA
54	CEMEX SW Florida Limestone Holdings LLC	USA
55	CEMEX SW Florida Sand Holdings LLC	USA
56	Hogan Island Limestone LLC	USA
57	Immokalee Sand LLC	USA
58	MILI LLC	USA
59	OXI LLC	USA
60	Mineral Resource Technologies Inc.	USA
61	VAPPS, LLC	USA
62	ALC Las Vegas Mining Claims LLC	USA
63	LV Western Mining Claims LLC	USA
64	CEMEX Southeast Holdings LLC	USA
65	CEMEX Southeast LLC	USA
66	Ready Mix USA LLC	USA
67	Cemento Bayano, S.A.	Panama
68	CEMEX Concretos, S.A.	Panama
69	Pavimentos Especializados, S.A.	Panama
70	CEMEX Colombia, S.A.	Colombia
71	Cemex Premezclados de Colombia S.A.	Colombia
72	Cemex Transportes de Colombia S.A.	Colombia
73	Central de Mezclas, S.A.	Colombia
74	Neoris Colombia S.A.S.	Colombia
75	ZONA FRANCA ESPECIAL CEMENTERA DEL MAGDALENA MEDIO S.A.S. (ZOMAM S.A.S.)	Colombia
76	CEMEX España, S.A.	Spain
77	CEMEX España Operaciones, S.L.U.	Spain
78	CEMEX Latam Holdings, S.A.	Spain
79	CEMEX Jamaica Limited	Jamaica
80	CEMEX (Costa Rica), S.A.	Costa Rica
81	CEMEX Nicaragua, S.A.	Nicaragua
82	CEMEX El Salvador, S.A.	Salvador
83	CEMEX Haiti	Haiti
84	Assiut Cement Company	Egypt
85	CEMEX Deutschland AG	Germany
86	CEMEX Holdings (Israel) Ltd.	Israel
87	CHEMOCRETE LTD.	Israel
88	Lime & Stone Production Company Ltd.	Israel
89	Readymix Industries (Israel) Ltd.	Israel
90	Kadmani Readymix Concrete Ltd.	Israel

91	CEMEX UK	UK
92	CEMEX Investments Limited	UK
93	CEMEX UK Operations Limited	UK
94	CEMEX UK Cement Limited	UK
95	CEMEX UK Marine Limited	UK
96	CEMEX Paving Solutions Limited	UK
97	CEMEX UK Materials Limited	UK
98	CEMEX UK Services Limited	UK
99	CEMEX UK Properties Limited	UK
100	RMC Explorations Ltd	UK
101	The Rugby Group Ltd	UK
102	RMC Russell Ltd	UK
103	Mineral and Energy Resources (UK) Ltd	UK
104	CEMEX Hrvatska d.d.	Croatia
105	Menkent, S. de R.L. de C.V.	Mexico
106	CEMEX de Puerto Rico, Inc.	Puerto Rico
107	CEMEX Dominicana, S.A.	Dominican Republic
108	CEMEX Polska sp Z.o.o.	Poland
109	CEMEX Czech Republic, s.r.o.	Czech Republic
110	CxNetworks N.V.	The Netherlands
111	Neoris N.V.	The Netherlands
112	New Sunward Holding Financial Ventures B.V.	The Netherlands
113	Sunbulk Shipping Limited	Barbados
114	CEMEX LAN Trading Corporation	Barbados
115	Arawak Cement Company Limited	Barbados
116	CEMEX France Gestion (S.A.S.)	France
117	Gestión Integral de Proyectos, S.A.	Guatemala
118	Cementos de Centroamérica, S.A.	Guatemala
119	Cemex Guatemala, S.A.	Guatemala
120	Equipos para uso de Guatemala, S.A.	Guatemala
121	Global Concrete, S.A.	Guatemala
122	CEMEX Perú, S.A.	Peru
123	Cemex Supermix L.L.C.	United Arab Emirates
124	Cemex Topmix L.L.C.	United Arab Emirates
125	CEMEX ARABIA FZC	United Arab Emirates
126	Cemex Falcon L.L.C.	United Arab Emirates
127	Lomez International B.V.	The Netherlands
128	Cemex Research Group AG	Switzerland
129	CEMEX Asia B.V.	The Netherlands
130	Cemex Africa & Middle East Investments B.V.	The Netherlands
131	Interamerican Investments, Inc.	USA
132	Cemex Innovation Holding Ltd.	Switzerland
133	CEMEX Argentina, S.A.	Argentina
134	Trinidad Cement Limited	Trinidad and Tobago
135	Caribbean Cement Company Limited	Jamaica
136	Mustang Re Limited	Bermuda
137	Falcon Re Ltd.	Barbados
138	Apollo Re Ltd.	Barbados

139	Torino Re Ltd.	Barbados
140	CEMEX NY Corporation	USA
141	CEMEX Imports, Inc.	Puerto Rico
142	CEMEX Finance Latam B.V.	The Netherlands
143	Kosmos Cement Company	USA
144	CEMEX Asian South East Corporation	The Philippines
145	CCL Business Holdings, S.L.U. (Sociedad Unipersonal)	Spain
146	Inversiones Secoya, Sociedad Anónima	Nicaragua
147	Lomas del Tempisque, S.R.L.	Costa Rica
148	Superquimicos de Centroamerica, S. A.	Panama
149	TCL Guyana, Inc.	Guyana
150	Cemex Luxembourg Holdings S.a.r.l.	Luxembourg